Exhibit 99.(q)

POWER OF ATTORNEY

The undersigned Trustee and/or officer of Baillie Gifford ETF Trust (the “Trust”) and any series thereof (each, a “Fund”) hereby constitutes and appoints each of Michael Stirling-Aird, David Salter, Julie Paul, Lesley-Anne Archibald, Kelly Cameron, Lindsay Cockburn, Neil Riddell and Gareth Griffiths (in each case, with the foregoing list of appointees modified as may be required to avoid any individual appointing himself or herself by this instrument) and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to each of them to sign for him, and in his or her name and in the capacities indicated below with respect to the Trust, the following:

1.	any one or more Registration Statements on Form N-1A in connection with the registration of the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”) and in connection with the registration of any offering of a Fund’s shares of beneficial interest under the Securities Act of 1933, as amended (the “1933 Act”), including specifically (but without limiting the generality of the foregoing) all pre-effective and post-effective amendments to any such Registration Statement and any and all supplements or other instruments in connection therewith; and

2.	any other document, report, or other information that the Trust may be required to file with the Securities and Exchange Commission and/or the securities regulators of any state or U.S. territory from time to time, including but not limited to Form N-PX and Form N-CSR, and any and all amendments or other instruments in connection therewith;

and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and U.S. territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as said attorney deems necessary or appropriate to comply with the 1933 Act, the 1940 Act, and all requirements of the Securities and Exchange Commission and of the appropriate state and U.S. territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

[Signature Page Follows]

Name	Capacity	Date

/s/ Howard W. Chin		October 2, 2025
Howard W. Chin	Trustee

/s/ Pamela M. J. Cox		October 2, 2025
Pamela M. J. Cox	Trustee

/s/ John Kavanaugh		October 2, 2025
John Kavanaugh	Trustee

/s/ Maureen A. Miller		October 2, 2025
Maureen A. Miller	Trustee

/s/ Donald P. Sullivan Jr		October 2, 2025
Donald P. Sullivan Jr	Trustee

/s/ Michael Stirling-Aird		October 2, 2025
Michael Stirling-Aird	Trustee and President (Principal Executive Officer)

/s/ Lindsay Cockburn		October 2, 2025
Lindsay Cockburn	Treasurer (Principal Financial and Accounting Officer)

[Signature Page to Power of Attorney for Baillie Gifford ETF Trust]